Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Veramark Technologies, Inc., (the Company) on Form 10-K for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Ronald C. Lundy, Vice President of Finance and Chief Financial Office, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronald C. Lundy Ronald C. Lundy
Vice President of Finance and Chief Financial Officer
March 28, 2011